Exhibit 99.1

PROG Holdings Beats Third Quarter 2023 Expectations, Raises Full-Year Financial Outlook
•Consolidated revenues of $582.9 million
•Earnings before taxes of $48.1 million
•Adjusted EBITDA of $71.7 million, increase of 10.4% year-over-year
•Diluted EPS of $0.76; Non-GAAP Diluted EPS of $0.90, up 32.4% year-over-year
•Progressive Leasing write-offs of 6.6%, down from 7.2% in Q3 2022

SALT LAKE CITY, October 25, 2023 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the third quarter ended September 30, 2023.
"PROG Holdings’ third quarter results exceeded expectations once again, as our teams continued to deliver strong portfolio performance alongside disciplined SG&A management," said Steve Michaels, PROG Holdings’ President and CEO. "The active management of our lease portfolio and our customers’ ability to adapt to a higher inflationary environment are the primary catalysts to our strong earnings performance thus far in 2023 and has allowed us to further raise our 2023 full-year outlook. We will continue to manage through what remains a challenging retail environment while maintaining disciplined spending and investing in key strategic areas to facilitate future growth," concluded Michaels.
Consolidated revenues for the third quarter of 2023 were $582.9 million, a decrease of 6.9% from the same period in 2022. This was primarily due to a lower Gross Leased Asset balance entering the quarter, slow retail traffic in key consumer durables, and year-over-year declines in the number of customers utilizing early lease buyout options, partially offset by continuing strong customer payment behavior.
Consolidated net earnings for the quarter were $35.0 million, compared with $16.0 million in the prior year period. Adjusted EBITDA for the quarter increased 10.4% to $71.7 million, or 12.3% of revenues, compared with $65.0 million, or 10.4% of revenues for the same period in 2022. Year-over-year growth in adjusted EBITDA for the period was driven primarily by continued strong customer payment behavior trends and lower write-offs.

Diluted earnings per share for the third quarter of 2023 were $0.76, compared with $0.32 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.90 in the third quarter of 2023, compared with $0.68 for the same period in 2022. The Company's weighted average shares outstanding assuming dilution in the third quarter was 8.7% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's third quarter GMV decreased 6.5% to $409.2 million year over year, primarily due to continued demand softness for leasable goods. The provision for lease merchandise write-offs declined to 6.6% of lease revenues in the third quarter of 2023, due to strong customer payment behavior and lower write-offs resulting from the tightening of lease decisioning in mid-2022.
Liquidity and Capital Allocation
PROG Holdings ended the third quarter of 2023 with cash of $294.8 million and gross debt of $600 million. The Company repurchased $36.4 million of its stock in the quarter at an average price of $34.85 per share and has $229.0 million remaining under its previously announced $1 billion share purchase program.
2023 Outlook
The Company is updating its full year 2023 consolidated earnings and revenue outlook due to higher-than-expected performance in the third quarter and increased expectations for fourth quarter results. This outlook, which also provides ranges for select Q4 metrics, assumes continued soft demand for consumer durable goods, no material changes in the Company's decisioning posture or portfolio performance, and no impact from additional share purchases.

	Full Year 2023
	Revised Outlook		Previously Revised Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,380,000	$2,400,000	$2,360,000	$2,390,000
PROG Holdings - Net Earnings	144,500	146,500	125,500	133,000
PROG Holdings - Adjusted EBITDA	295,000	300,000	270,000	280,000
PROG Holdings - Diluted EPS	3.06	3.16	2.64	2.80
PROG Holdings - Diluted Non-GAAP EPS	3.55	3.65	3.10	3.25

Progressive Leasing - Total Revenues	2,313,000	2,331,000	2,295,000	2,320,000
Progressive Leasing - Earnings Before Taxes	225,000	226,000	197,500	204,000
Progressive Leasing - Adjusted EBITDA	305,500	308,500	279,000	285,500

Vive - Total Revenues	67,000	69,000	65,000	70,000
Vive - Earnings Before Taxes	3,500	4,500	4,000	5,000
Vive - Adjusted EBITDA	6,500	7,500	7,000	8,500

Other - Loss Before Taxes	(25,000)	(24,000)	(24,000)	(22,000)
Other - Adjusted EBITDA	(17,000)	(16,000)	(16,000)	(14,000)

	Three Months Ended December 31, 2023 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$549,137	$569,137
PROG Holdings - Net Earnings	24,237	26,237
PROG Holdings - Adjusted EBITDA	58,283	63,283
PROG Holdings - Diluted EPS	0.50	0.60
PROG Holdings - Diluted Non-GAAP EPS	0.61	0.71
Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, October 25th, 2023, at 8:30 A.M. ET to discuss its financial results for the third quarter of 2023. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "will", "continue", "outlook", "assumes" and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of significant inflation, high interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell, in particular consumer durables; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the company; (c) the availability of consumer credit; (d) our labor costs; and (e) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) the impact of the recent cybersecurity incident experienced by Progressive Leasing and expenses incurred in connection with responding to the matter, including the nature and scope of any claims, litigation or regulatory proceedings resulting from the incident; (v) a large percentage of the company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vi) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vii) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive and Four businesses, including Vive’s reliance on bank partners to issue its credit products and Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to their businesses; (viii) the risks that interruptions, inventory shortages and other factors affecting the supply chains of our retail partners having a material and adverse effect on several aspects of our performance; (ix) the impact of the COVID-19 pandemic, including new variants, sub-variants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive

Leasing segment, (b) Progressive Leasing’s point-of-sale or "POS" partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s POS partners being able to obtain the merchandise their customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (x) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (xi) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (xii) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses; (xiii) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xiv) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xv) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (xvi) our increased level of indebtedness; (xvii) our ability to continue to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; and (xviii) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023. Statements in this press release that are "forward-looking" include without limitation statements about: (i) our ability to continue to manage through a challenging retail environment while maintaining disciplined spending and investing in key strategic areas to facilitate future growth and (ii) our revised outlooks for our fourth quarter and full year 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com
Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
REVENUES:
Lease Revenues and Fees	$564,183	$606,585	$1,776,104	$1,930,843
Interest and Fees on Loans Receivable	18,694	19,236	54,759	54,886
	582,877	625,821	1,830,863	1,985,729

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	381,844	422,589	1,202,157	1,358,713
Provision for Lease Merchandise Write-offs	36,966	43,537	116,295	155,655
Operating Expenses	109,183	112,733	322,152	337,997
Impairment of Goodwill	—	10,151	—	10,151
	527,993	589,010	1,640,604	1,862,516
OPERATING PROFIT	54,884	36,811	190,259	123,213
Interest Expense, Net	(6,775)	(9,463)	(22,549)	(28,700)
EARNINGS BEFORE INCOME TAX EXPENSE	48,109	27,348	167,710	94,513
INCOME TAX EXPENSE	13,097	11,343	47,447	31,889
NET EARNINGS	$35,012	$16,005	$120,263	$62,624
EARNINGS PER SHARE
Basic	$0.77	$0.32	$2.58	$1.18
Assuming Dilution	$0.76	$0.32	$2.56	$1.18

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	45,515	50,461	46,606	52,896
Assuming Dilution	46,133	50,547	47,048	53,053

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	September 30, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$294,786	$131,880
Accounts Receivable (net of allowances of $68,035 in 2023 and $69,264 in 2022)	55,799	64,521
Lease Merchandise (net of accumulated depreciation and allowances of $451,923 in 2023 and $467,355 in 2022)	521,226	648,043
Loans Receivable (net of allowances and unamortized fees of $49,754 in 2023 and $53,635 in 2022)	119,929	130,966
Property and Equipment, Net	23,926	23,852
Operating Lease Right-of-Use Assets	9,932	11,875
Goodwill	296,061	296,061
Other Intangibles, Net	97,314	114,411
Income Tax Receivable	20,764	18,864
Deferred Income Tax Assets	2,851	2,955
Prepaid Expenses and Other Assets	46,569	48,481
Total Assets	$1,489,157	$1,491,909
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$146,535	$135,025
Deferred Income Tax Liabilities	104,820	137,261
Customer Deposits and Advance Payments	30,611	37,074
Operating Lease Liabilities	17,114	21,122
Debt	591,940	590,966
Total Liabilities	891,020	921,448
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at September 30, 2023 and December 31, 2022; Shares Issued: 82,078,654 at September 30, 2023 and December 31, 2022	41,039	41,039
Additional Paid-in Capital	347,806	338,814
Retained Earnings	1,274,498	1,154,235
	1,663,343	1,534,088
Less: Treasury Shares at Cost
Common Stock: 37,356,392 Shares at September 30, 2023 and 34,044,102 at December 31, 2022	(1,065,206)	(963,627)
Total Shareholders’ Equity	598,137	570,461
Total Liabilities & Shareholders’ Equity	$1,489,157	$1,491,909

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited) Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES:
Net Earnings	$120,263	$62,624
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,202,157	1,358,713
Other Depreciation and Amortization	23,876	25,446
Provisions for Accounts Receivable and Loan Losses	253,217	318,314
Stock-Based Compensation	19,081	13,930
Deferred Income Taxes	(32,337)	(5,748)
Impairment of Goodwill	—	10,151
Non-Cash Lease Expense	(2,065)	838
Other Changes, Net	(4,397)	(5,785)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(1,195,051)	(1,369,388)
Book Value of Lease Merchandise Sold or Disposed	119,711	158,582
Accounts Receivable	(216,469)	(280,096)
Prepaid Expenses and Other Assets	2,304	(1,077)
Income Tax Receivable and Payable	(21)	3,411
Operating Lease Right-of-Use Assets and Liabilities	—	1,133
Accounts Payable and Accrued Expenses	8,735	3,220
Customer Deposits and Advance Payments	(6,463)	(11,118)
Cash Provided by Operating Activities	292,541	283,150
INVESTING ACTIVITIES:
Investments in Loans Receivable	(138,922)	(147,711)
Proceeds from Loans Receivable	127,079	115,226
Outflows on Purchases of Property and Equipment	(6,952)	(7,488)
Proceeds from Property and Equipment	30	18
Proceeds from Acquisitions of Businesses	—	6
Cash Used in Investing Activities	(18,765)	(39,949)
FINANCING ACTIVITIES:
Acquisition of Treasury Stock	(108,276)	(187,361)
Tender Offer Shares Repurchased and Retired	—	(274)
Issuance of Stock Under Stock Option Plans	695	663
Shares Withheld for Tax Payments	(3,260)	(2,902)
Debt Issuance Costs	(29)	(1,600)
Cash Used in Financing Activities	(110,870)	(191,474)
Increase in Cash and Cash Equivalents	162,906	51,727
Cash and Cash Equivalents at Beginning of Period	131,880	170,159
Cash and Cash Equivalents at End of Period	$294,786	$221,886
Net Cash Paid During the Period:
Interest	$18,768	$17,306
Income Taxes	$76,817	$31,087

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$564,183	$—	$—	$564,183
Interest and Fees on Loans Receivable	—	17,547	1,147	18,694
Total Revenues	$564,183	$17,547	$1,147	$582,877

	(Unaudited)
	Three Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$606,585	$—	$—	$606,585
Interest and Fees on Loans Receivable	—	18,392	844	19,236
Total Revenues	$606,585	$18,392	$844	$625,821

PROG Holdings, Inc.
Nine Months Revenues by Segment
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,776,104	$—	$—	$1,776,104
Interest and Fees on Loans Receivable	—	51,887	2,872	54,759
Total Revenues	$1,776,104	$51,887	$2,872	$1,830,863

	(Unaudited)
	Nine Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,930,843	$—	$—	$1,930,843
Interest and Fees on Loans Receivable	—	53,026	1,860	54,886
Total Revenues	$1,930,843	$53,026	$1,860	$1,985,729

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended September 30,
	2023	2022
Progressive Leasing	$409,169	$437,417
Vive	35,243	47,967
Other	19,632	15,786
Total GMV	$464,044	$501,170

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2023, full year 2023 revised outlook and fourth quarter 2023 outlook exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2022 exclude intangible amortization expense, restructuring expenses, impairment of goodwill and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and nine months ended September 30, 2023, full year 2023 revised outlook and fourth quarter 2023 outlook exclude stock-based compensation expense, restructuring expenses, costs related to the cybersecurity incident and regulatory insurance recoveries. Adjusted EBITDA for the three and nine months ended September 30, 2022 exclude stock-based compensation expense, restructuring expenses and impairment of goodwill. The amounts for these pre-tax non-GAAP adjustments can be found in the three and nine months ended segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Earnings	$35,012	$16,005	$120,263	$62,624
Add: Intangible Amortization Expense	5,650	5,724	17,097	17,171
Add: Restructuring Expense	238	4,673	1,958	9,001
Add: Impairment of Goodwill	—	10,151	—	10,151
Add: Costs Related to the Cybersecurity Incident	1,805	—	1,805	—
Less: Regulatory Insurance Recoveries	—	—	(525)	—
Less: Tax Impact of Adjustments(1)	(2,000)	(2,703)	(5,287)	(6,804)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	971	755	2,911	1,941
Non-GAAP Net Earnings	$41,676	$34,605	$138,222	$94,084
Earnings Per Share Assuming Dilution	$0.76	$0.32	$2.56	$1.18
Add: Intangible Amortization Expense	0.12	0.11	0.36	0.32
Add: Restructuring Expense	0.01	0.09	0.04	0.17
Add: Impairment of Goodwill	—	0.20	—	0.19
Add: Costs Related to the Cybersecurity Incident	0.04	—	0.04	—
Less: Regulatory Insurance Recoveries	—	—	(0.01)	—
Less: Tax Impact of Adjustments(1)	(0.04)	(0.05)	(0.11)	(0.13)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	0.01	0.06	0.04
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.90	$0.68	$2.94	$1.77
Weighted Average Shares Outstanding Assuming Dilution	46,133	50,547	47,048	53,053
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$35,012
Income Tax Expense(1)				13,097
Earnings (Loss) Before Income Tax Expense	$53,941	$565	$(6,397)	48,109
Interest Expense, Net	6,746	112	(83)	6,775
Depreciation	1,841	184	307	2,332
Amortization	5,420	—	230	5,650
EBITDA	67,948	861	(5,943)	62,866
Stock-Based Compensation	4,851	302	1,668	6,821
Restructuring Expense	238	—	—	238
Costs Related to the Cybersecurity Incident	1,805	—	—	1,805
Adjusted EBITDA	$74,842	$1,163	$(4,275)	$71,730
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$16,005
Income Tax Expense(1)				11,343
Earnings (Loss) Before Income Tax Expense	$43,492	$1,376	$(17,520)	27,348
Interest Expense, Net	9,365	98	—	9,463
Depreciation	2,355	204	142	2,701
Amortization	5,421	—	303	5,724
EBITDA	60,633	1,678	(17,075)	45,236
Stock-Based Compensation	3,107	104	1,679	4,890
Restructuring Expense	4,670	3	—	4,673
Impairment of Goodwill	—	—	10,151	10,151
Adjusted EBITDA	$68,410	$1,785	$(5,245)	$64,950
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Nine Months Segment EBITDA
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$120,263
Income Tax Expense(1)				47,447
Earnings (Loss) Before Income Tax Expense	$180,414	$4,486	$(17,190)	167,710
Interest Expense, Net	22,063	569	(83)	22,549
Depreciation	5,541	534	705	6,780
Amortization	16,262	—	835	17,097
EBITDA	224,280	5,589	(15,733)	214,136
Stock-Based Compensation	13,303	884	4,894	19,081
Restructuring Expense	1,958	—	—	1,958
Regulatory Insurance Recoveries	(525)	—	—	(525)
Costs Related to the Cybersecurity Incident	1,805	—	—	1,805
Adjusted EBITDA	$240,821	$6,473	$(10,839)	$236,455
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Nine Months Ended
	September 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$62,624
Income Tax Expense(1)				31,889
Earnings (Loss) Before Income Tax Expense	$112,956	$9,154	$(27,597)	94,513
Interest Expense, Net	28,413	287	—	28,700
Depreciation	7,408	596	271	8,275
Amortization	16,263	—	908	17,171
EBITDA	165,040	10,037	(26,418)	148,659
Stock-Based Compensation	9,708	291	3,931	13,930
Restructuring Expense	8,343	658	—	9,001
Impairment of Goodwill	—	—	10,151	10,151
Adjusted EBITDA	$183,091	$10,986	$(12,336)	$181,741
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2023 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2023 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$144,500 - $146,500
Income Tax Expense(1)				59,000 - 60,000
Projected Earnings (Loss) Before Income Tax Expense	$225,000 - $226,000	$3,500 - $4,500	$(25,000) - $(24,000)	203,500 - 206,500
Interest Expense, Net	29,000 - 30,000	1,000	—	30,000 - 31,000
Depreciation	8,000	1,000	1,000	10,000
Amortization	22,000	—	1,000	23,000
Projected EBITDA	284,000 - 286,000	5,500 - 6,500	(23,000) - (22,000)	266,500 - 270,500
Stock-Based Compensation	18,000 - 19,000	1,000	6,000	25,000 - 26,000
Restructuring Expense/Regulatory Insurance Recoveries/ Costs Related to the Cybersecurity Incident	3,500	—	—	3,500
Projected Adjusted EBITDA	$305,500 - $308,500	$6,500 - $7,500	$(17,000) - $(16,000)	$295,000 - $300,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previously Revised Full Year 2023 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2023 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$125,500 - $133,000
Income Tax Expense(1)				52,000 - 54,000
Projected Earnings (Loss) Before Income Tax Expense	$197,500 - $204,000	$4,000 - $5,000	$(24,000) - $(22,000)	177,500 - 187,000
Interest Expense, Net	31,500 - 30,500	1,000	—	32,500 - 31,500
Depreciation	9,000	1,000	1,000	11,000
Amortization	21,500	—	1,000	22,500
Projected EBITDA	259,500 - 265,000	6,000 - 7,000	(22,000) - (20,000)	243,500 - 252,000
Stock-Based Compensation	18,500 - 19,500	1,000 - 1,500	6,000	25,500 - 27,000
Restructuring Expense/Regulatory Insurance Recoveries	1,000	—	—	1,000
Projected Adjusted EBITDA	$279,000 - $285,500	$7,000 - $8,500	$(16,000) - $(14,000)	$270,000 - $280,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended December 31, 2023 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended December 31, 2023 Outlook
Consolidated Total
Estimated Net Earnings	$24,237 - $26,237
Income Tax Expense(1)	11,553 - 12,553
Projected Earnings Before Income Tax Expense	35,790 - 38,790
Interest Expense, Net	7,451 - 8,451
Depreciation	3,220
Amortization	5,903
Projected EBITDA	52,364 - 56,364
Stock-Based Compensation	5,919 - 6,919
Projected Adjusted EBITDA	$58,283 - $63,283
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$3.06	$3.16
Add: Projected Intangible Amortization Expense	0.49	0.49
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.08	0.08
Add: Restructuring Expense/Regulatory Insurance Recoveries/Costs Related to the Cybersecurity Incident	0.07	0.07
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.15)	(0.15)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$3.55	$3.65
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previously Revised Full Year 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.64	$2.80
Add: Projected Intangible Amortization Expense	0.48	0.48
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.08	0.08
Add: Restructuring Expense/Regulatory Insurance Recoveries	0.03	0.03
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.13)	(0.13)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$3.10	$3.25
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended December 31, 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended December 31, 2023
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.50	$0.60
Add: Projected Intangible Amortization Expense	0.12	0.12
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.03)	(0.03)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.61	$0.71
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.